Exhibit 1.1

                               Class A Ordinary Shares

YANDEX N.V.

CLASS A ORDINARY SHARES, NOMINAL VALUE €0.01 PER SHARE

UNDERWRITING AGREEMENT

                          , 2011

, 2011

Morgan Stanley & Co. Incorporated

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

As representatives of the several Underwriters

named in Schedule II hereto

c/o  Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Yandex N.V., a Dutch public limited liability company (naamloze vennootschap) (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of                        Class A ordinary shares, nominal value €0.01 per share, (the “Firm Shares”), of which                        Firm Shares are to be issued and sold by the Company and                        Firm Shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Company proposes to issue and sell and the Selling Shareholders propose to sell to the several Underwriters not more than an additional                              Class A ordinary shares, nominal value €0.01 per share, (the “Additional Shares”) if and to the extent that Morgan Stanley & Co. Incorporated (“Morgan Stanley”), Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as representatives of the Underwriters (collectively, the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares granted to the Underwriters in Section 3 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Class A ordinary shares, nominal value €0.01 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.”  The Company and the Selling Shareholders are hereinafter collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”  If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

References to “Morgan Stanley on behalf of the Underwriters” shall refer to Morgan Stanley acting with the written agreement of Deutsche Bank Securities Inc. and Goldman, Sachs & Co.

1.                             Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                        The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)                       (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at each Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c)                        The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)                       The Company has been duly incorporated, is validly existing as a public limited liability company under the laws of the Netherlands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)                        Each subsidiary of the Company has been duly organized, is validly existing as a corporation or other legal entity in good standing (where such concept exists), under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares in the capital of, or equity or participation interests in, each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (where such concept exists) and, except as disclosed on Exhibit B hereto are owned directly by the Company, and are free and clear of all liens, encumbrances, equities or claims.  None of the outstanding shares in the capital of, or equity or participation interest in, any subsidiary was issued in violation of preemptive or similar rights of any securityholder of such subsidiary.  The articles of association or other constitutive or organizational documents of each subsidiary comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.

(f)                          None of the Company or its subsidiaries is (i) in breach of or in default under any applicable laws and regulations of the United States, the Netherlands, the Russian Federation or any other jurisdiction in which the Company or any subsidiary is or was organized or operates or has operated, (ii) in violation of its respective articles of association or its other constitutive documents or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the properties or assets of the Company or any of its subsidiaries is subject, except in each case (i), (iii) and, in the case of (ii) with respect to the Company’s subsidiaries other than Yandex LLC only, for such breaches or defaults that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or the ability of the Company and its subsidiaries to consummate the transactions contemplated hereunder.

(g)                       Neither the Company nor any of its subsidiaries has taken any action, nor have any other steps been taken or legal proceedings been commenced or threatened in writing against any of them for the winding up, dissolution or any similar or analogous proceedings in any jurisdiction (other than Awaps LLC, which is in the process of voluntary liquidation), or to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrative receiver, trustee or similar officer.  None of the subsidiaries of the Company organized in the Russian Federation (the “Russian Subsidiaries”) is insolvent or unable to pay its debts as they fall due, no supervision (nabludeniye), financial rehabilitation (finansovoe ozdorovlenie), external management (vneshnee upravlenie) or bankruptcy proceedings (konkursnoe proizvodstvo) (as such terms are defined in the Russian Federal Law No. 127-FZ “On Insolvency (Bankruptcy)” dated October 26, 2002) (as amended) have been instituted and no moratorium has been introduced in respect of the Russian Subsidiaries; and none of the Russian Subsidiaries meets the evidence of bankruptcy, insolvency, or property insufficiency, nor is it obliged to file an application to declare itself bankrupt in accordance with Russian law.

(h)                       This Agreement has been duly authorized, executed and delivered by the Company.

(i)                           The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j)                           The Ordinary Shares (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued and fully paid.

(k)                        The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(l)                           Except as disclosed in the Time of Sale Prospectus, there are (i) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, ordinary shares or any of the share capital of the Company, and (ii) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares in the capital of or direct interest in any of the Company’s subsidiaries.

(m)                     The Shares have been approved for listing on the NASDAQ Global Market, subject only to official notice of issuance.

(n)                       The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable laws and regulations, business licenses or the articles of association, the certificate of incorporation, by-laws or other constitutive documents of the Company or any of its subsidiaries, or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or filing or qualification with, any governmental body or agency (in the United States, Russian Federation, Netherlands or otherwise) (“Governmental Authorization”) is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the Shares.

(o)                       There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(p)                       There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(q)                       The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r)                          Each of the Company and its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s)                        There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t)                          Except as disclosed in the Prospectus and the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(u)                       Neither the Company nor any of its subsidiaries or controlled affiliates nor any director, officer, employee, nor, to the Company’s knowledge, any other affiliate, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage relating to the Company or any of its subsidiaries or any of their respective businesses; and the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(v)                       The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct and have conducted business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(w)                     (i) Neither the Company nor any of its subsidiaries, or controlled affiliates nor any director, officer, employee, nor, to the Company’s knowledge,

any other affiliate, agent or representative of the Company or of any of its subsidiaries or affiliates, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, the Netherlands, the Russian Federation, or other relevant sanctions authority, or pursuant to the U.S. Iran Sanctions Act, as amended (collectively, “Sanctions”), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Libya, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii)                                  Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)                               Neither the Company nor any of its subsidiaries has in the past five years engaged in, is now engaged in, or will engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(x)                         Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries taken as a whole, except in each case as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, as the case may be.

(y)                       The Company and its subsidiaries have [good and marketable title in fee simple to all real property and have] good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries that are material to the Company and its subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(z)                         The Company and its subsidiaries own or possess all material patents, patent rights, licenses, inventions, copyrights and related rights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, including, without limitation, with respect to the internet search engine technology used by the Company and its subsidiaries, and neither the Company nor any of its subsidiaries has received any notice or claim of infringement or misappropriation of or conflict with asserted rights of others with respect to any of the foregoing, and neither the Company nor any of its subsidiaries have received notice of, or is aware of facts that would form a reasonable basis for, any such notice or claims, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(aa)                  No material labor dispute with the employees of, or independent contractors who perform product development services for, the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent.

(bb)                Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc)                  The Company and its subsidiaries possess, except as described in the Time of Sale Prospectus, all certificates, authorizations, permits, licenses, consents, sanctions, permissions, declarations, approvals, orders, registrations and clearances (collectively, “Permits”) issued by the appropriate federal, state, foreign and local regulatory and governmental authorities necessary to conduct their respective businesses; the Company and each subsidiary is in compliance in all material respects with the terms and conditions of all such Permits; all of such Permits are valid and in full force and effect; none of such Permits contains any materially burdensome restrictions or conditions not described in the Time of Sale Prospectus and the Prospectus; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd)                          The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the end of the Company’s most recent audited fiscal year, there has been (i) to the knowledge of the Company, no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee)                            Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to outstanding options.

(ff)                                Any third-party statistical data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate; the Company has obtained the written consent to the use of such sources to the extent required.

(gg)                          The terms of the shareholders agreement relating to the Company, to become effective upon the closing of the offering conform in all material respects to the description thereof in each of the Time of Sale Prospectus and the Prospectus and there are, to the knowledge of the Company, no other agreements among shareholders relating to the Company.

(hh)                          Under the current laws and regulations of the Netherlands, all dividends and other distributions declared and payable on the ordinary shares

(including the Shares) in cash may be freely transferred out of the Netherlands and may be freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Netherlands; and, except as disclosed in the Time of Sale Prospectus, all such dividends and other distributions would not be subject to withholding, value added or other taxes under the laws and regulations of the Netherlands.

(ii)                                  Except as described in the Time of Sale Prospectus, (A) neither of Yandex LLC and PS Yandex Money LLC (the “Named Subsidiaries”) is currently prohibited, directly or indirectly, from (i) paying any dividends or making any other distribution on such subsidiary’s equity or participation interest, as the case may be, (ii) repaying to the Company any loan, (iii) making advances to the Company, or (iv) transferring any of its property or assets to the Company or any other subsidiaries of the Company; and (B) all dividends and other distributions declared and payable upon the equity or participation interests, as the case may be, in the Named Subsidiaries may be converted into foreign currency that may be freely transferred out of the Russian Federation or such subsidiary’s jurisdiction of incorporation and all such dividends and other distributions have not been, are not and will not be subject to withholding or other taxes under the laws and regulations of the Russian Federation or such subsidiary’s jurisdiction of incorporation and otherwise free and clear of any other tax, withholding or deduction in the Russian Federation or such subsidiary’s jurisdiction of incorporation, in each case without the necessity of obtaining any Governmental Authorization in the Russian Federation or such subsidiary’s jurisdiction of incorporation.

(jj)                                  No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters in connection with (i) the execution, delivery or performance of this Agreement or (ii) the issuance, sale or delivery of the Shares to or for the account of the several Underwriters.

(kk)                            The Company was not a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the year ended December 31, 2010, is not a PFIC, and does not expect to become a PFIC in its current taxable year or the foreseeable future.

(ll)                                  The consolidated financial statements (and the notes thereto) of the Company included in the Time of Sale Prospectus and Prospectus present fairly, in all material respects, the financial position of the Company on a consolidated basis as of the dates indicated, and the results of operations and the cash flows for the periods specified; and (i) such financial statements have been prepared in conformity with U.S. generally accepted accounting principles on a consistent basis throughout the period involved and (ii) Deloitte & Touche CIS, who have expressed an opinion on the audited financial statements of the Company based on their audits and reviews, are independent auditors with respect to the Company within the meaning of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission thereunder.

(mm)       The Company and each subsidiary has filed with all appropriate taxing authorities all income, profit, franchise or other tax returns required to be filed through the date hereof and no tax deficiency has been determined adversely to the Company or any subsidiary which has had (nor does the Company or any subsidiary have any knowledge of any tax deficiency which, if determined adversely to the Company or any subsidiary, might individually or in the aggregate have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(nn)         None of the Company or any subsidiary has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or which could otherwise be deemed to constitute a violation of applicable rules and regulations regarding stabilization and market manipulation, in particular the Dutch legal provisions implementing Directive 2003/6/EC and related European Union directives and regulations.

(oo)         The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(pp)                          None of the Company, its subsidiaries, and any of their properties, assets or revenues is entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.  The irrevocable and unconditional waiver and agreement of the Company in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of  the Netherlands, the Russian Federation and the United Kingdom.

To the extent any representations and warranties in this Section 1 relate to the time period prior to April 14, 2007, the term “Company” shall also include Yandex Technologies Limited, a Cyprus company (“YTL”).

2.          Representations and Warranties of the Selling Shareholders.  Each Selling Shareholder represents and warrants, severally and not jointly and only with respect to itself and not any other Selling Shareholder, to and agrees with each of the Underwriters that:

(a)                        This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b)                       The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, (x) this Agreement, and (y) in the case of the Selling Shareholders named in Part B of Schedule I, the agreement to sell shares signed by such Selling Shareholder and the Company relating to the sale of the Shares to be sold by such Selling Shareholder in this offering (the “Agreement to Sell Shares”) and, if applicable, the power of attorney appointing certain individuals as such Selling Shareholder’s Attorneys-in-Fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law, (ii) the constitutional documents or by laws of such Selling Shareholder (if such Selling Shareholder is a legal entity), or (iii) any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except, in each case (i) and (iii), as would not reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated hereunder; and no consent (except as has been obtained by such Selling Shareholder), approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Agreement to Sell Shares or Power of Attorney of such Selling Shareholder, if applicable, except (x) such as may be required by the securities laws of any applicable jurisdiction (including the securities or Blue Sky laws of the various states of the United States) in connection with the offer and sale of the Shares and (y) such as, if not obtained, would not reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder.

(c)                        Such Selling Shareholder (i) has (subject to the conversion of Class B shares into Shares, if applicable, or the exercise of any share option, if applicable), and on each Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the Uniform Commercial Code as then in effect in New York (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances, and (ii) the legal right, power and authority to enter into this Agreement, the Agreement to Sell Shares, if applicable, and the Power of Attorney, if applicable, and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d)                       Each of the Agreement to Sell Shares and the Power of Attorney, in each case if applicable, has been duly authorized, executed and delivered by such Selling Shareholder and is a  valid and binding agreement of such Selling Shareholder.

(e)                        Upon payment for the Shares to be sold by such Selling  Shareholder pursuant to this Agreement, delivery of duly executed instruments of transfer in respect of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless such instruments are already in possession of Cede or such other nominee), registration of such Shares on the Company’s share register in the name of Cede or such other nominee (unless registration of such securities is unnecessary because such securities are already registered in the name of Cede or such other nominee) and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of an adverse claim (within the meaning of Section 8-105 of the UCC to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (B) no action based on any “adverse claim”, within the meaning of Section 8-102(a)(1) of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; provided that, for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its articles of association and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102(a)(5) of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, and provided further, that the representations set forth in this Section 2(e) are subject to the following qualifications: (I) to the extent DTC, or any other securities intermediary which acts as a “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of the DTC or such securities intermediaries and the ownership interests of the Underwriters, (II) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and Section 8-511(c) of the UCC and (III) if at any time the DTC or any other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares then held by DTC or such securities intermediary.

(f)                          In the case of Mr. Ilya Segalovich, such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus or the Prospectus that has had, or may have, a material adverse effect on the Company and its subsidiaries, taken as a whole.

(g)                       (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at each Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 2(h) are limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.

(h)                       Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Shares, except for such rights as have been waived or which are described in the Time of Sale Prospectus and the Prospectus (and which have been complied with).

(i)                           Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any share capital, right, warrants, options or other securities from the Company, other than those described in the Time of Sale Prospectus or options under the Company’s 2007 Share Option Plan.

(j)                           There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering or that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(k)                        (i) Neither such Selling Shareholder nor any of its subsidiaries, nor any of their respective directors, officers, employees, controlled affiliates (other than the Company and its subsidiaries, as to which such Selling Shareholder makes no representation), or, to the knowledge of such Selling Shareholder, any of their respective agents, is a Person that is, or is owned or controlled by a Person that is:

(A)                           the subject of any Sanctions, nor

(B)                             located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Libya, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii)                                  Neither such Selling Shareholder nor any of its subsidiaries (other than the Company and its subsidiaries, as to which such Selling Shareholder makes no representation) will (x) use the proceeds of the offering to finance activities of or with any Person, or in any country or territory, that at the time of such financing is the subject of Sanctions; (y) distribute the proceeds of the offering other than to Persons to whom such Selling Shareholder is obligated, contractually or otherwise, and who are not currently the subject of, or located, organized or resident in a country or territory that is the subject of, Sanctions; or (z) distribute in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

3.                             Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $             per Share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Sellers agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to                                Additional Shares at the Purchase Price per Share, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares.  You may exercise this right on behalf of the Underwriters, in whole or from time to time in part, by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased.  Each purchase date must be at least two business days (or, if the purchase date is the closing date for the Firm Shares, at least one business day) after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date” and, together with the Firm Closing Date (as defined in Section 5), the “Closing Dates” and each a “Closing Date”), each Seller, severally and not jointly, agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from such Seller the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be sold by such Seller on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.  The number of Additional Shares to be sold by a Seller on an Option Closing Date shall be the number of Additional Shares that bears the same proportion to the total number of Additional Shares to be sold on such Option Closing Date as the number of Additional Shares set forth in Schedule I hereto opposite the name of such Seller bears to the total number of Additional Shares set forth therein.

Each Seller that has not executed and delivered a “lock-up” letter substantially in the form set out in Exhibit A hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period of time set forth opposite such Seller’s name on Schedule IV hereto after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares beneficially owned (as such term is used in Rule 13d-3 under the Exchange Act), (or any other securities so owned convertible into or exercisable or exchangeable for shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares or any other securities convertible into or exercisable or exchangeable for shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any shares or any security convertible into or exercisable or exchangeable for shares. The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) transactions by a Selling Shareholder relating to shares or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of shares or other securities acquired in such open market transactions; (d) transfers by a Selling Shareholder of shares or any security convertible into or exercisable or exchangeable for shares as a bona fide gift, (e) distributions by a Selling Shareholder of shares or any security convertible into or exercisable or exchangeable for shares to limited partners or stockholders of such Selling Shareholder; provided that in the case of any transfer or distribution pursuant to clause (d) or (e), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this provision and (ii) no filing under the Exchange Act, reporting a reduction in beneficial ownership of shares, shall be required or shall be voluntarily made during the applicable Restricted Period referred to in the foregoing sentence, or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares, provided that such plan does not provide for the transfer of shares during the Restricted Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of such Seller.  In addition, each Selling Shareholder agrees that, without the prior written consent of Morgan Stanley on behalf of the

Underwriters, it will not, during the applicable Restricted Period, other than in connection with the offering, (1) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares or any security convertible into or exercisable or exchangeable for shares, or (2) publicly disclose the intention to do any of the foregoing.

Each Selling Shareholder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any shares held by such Selling Shareholder except in compliance with the foregoing restrictions.  Notwithstanding the foregoing, if (1) during the last 17 days of the applicable Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the applicable Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the applicable Restricted Period; the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company shall promptly notify the Underwriters of any earnings release, news or event that may give rise to an extension of the initial Restricted Period of any Seller.

Each Selling Shareholder agrees that it will not engage in any transaction that may be restricted by the two preceding paragraphs during the 34-day period beginning on the last day of the applicable initial Restricted Period unless such Selling Shareholder requests and receives prior written confirmation from the Company or Morgan Stanley on behalf of the Underwriters that the restrictions imposed by the preceding two paragraphs have expired.

Additionally, the Company agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not (i) waive any lock-up provisions of any agreements between the Company and any of its shareholders or release any of its shareholders from lock-up agreements between the Company and such shareholders prior to the expiration of the terms of such lock-up provisions or agreements and (ii) grant during the 180-day restricted period any shares to directors who have not executed and delivered a “lock-up” letter substantially in the form of Exhibit A or cause or permit any options over shares of the Company granted to such directors to vest or become exercisable during such period.

4.                             Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Sellers are further advised by you that the Shares are to be offered to the public initially at $       per Share (the

“Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $         per Share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $       per Share, to any Underwriter or to certain other dealers.

5.       Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to or, in the case of Selling Shareholders named in Part B of Schedule I hereto, to the Company for the account of, such Seller in federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on                         , 2011, or at such other time on the same or such other date, not later than                   , 2011, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Firm Closing Date.”

Payment for any Additional Shares shall be made to or, in the case of Selling Shareholders named in Part B of Schedule I hereto, to the Company for the account of, the respective Sellers in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than               , 2011, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Firm Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Firm Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid by the Sellers, against payment of the Purchase Price therefor.

6.       Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Firm Closing Date are subject to the condition that the Registration Statement shall have become effective not later than         :00 [a.m./p.m.] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)     Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)     The Underwriters shall have received on the Firm Closing Date a certificate, dated such date and signed by an executive director of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)     The Underwriters shall have received on the Firm Closing Date a certificate, dated such date and signed by (x) an Attorney-in-Fact of the Selling Shareholders or, in the case of Selling Shareholders named in Part A of Schedule I, (y) if such Selling Shareholder is a legal entity, signed by an executive officer of such Selling Shareholder, and (z) if such Selling Shareholder is not a legal entity, signed by such Selling Shareholder; to the effect that the representations and warranties of the Selling Shareholders contained in this Agreement are true and correct as of such date and that the Selling Shareholders have or that such Selling Shareholder has, respectively, complied with all of the agreements and satisfied all of the conditions on their or its part, respectively, to be performed or satisfied hereunder on or before such date.

(d)     The Underwriters shall have received on the Firm Closing Date an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, U.S. counsel for the Company, dated such date, in form and substance satisfactory to the Underwriters.

(e)     The Underwriters shall have received on the Firm Closing Date an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, relating to U.S. legal matters for certain of the Selling Shareholders, dated such date, in form and substance satisfactory to the Underwriters.

(f)      The Underwriters shall have received on the Firm Closing Date opinions of U.S. counsel for, and relating to U.S. legal matters for, such Selling Shareholders as are not covered by the opinion delivered pursuant to the preceding paragraph, dated such date, in form and substance satisfactory to the Underwriters.

(g)     The Underwriters shall have received on the Firm Closing Date an opinion of Van Doorne N.V., outside Dutch counsel for the Company and a Selling Shareholder, dated such date, in form and substance satisfactory to the Underwriters.

(h)     The Underwriters shall have received on the Firm Closing Date an opinion of Laseta Partners, outside Russian counsel for the Company, dated such date, in form and substance satisfactory to the Underwriters.

(i)      The Underwriters shall have received on the Firm Closing Date an opinion of:

(i)           Van Doorne N.V., Dutch counsel for BC&B Holdings B.V., dated such date;

(ii)          Baker & McKenzie Amsterdam N.V., Dutch counsel for Tiger Global Holding Coöperatief U.A., dated such date;

(iii)         Fox, Hefter, Swibel, Levin & Carroll, LLP, Illinois counsel for 900 Technology Partners, dated such date;

(iv)        Woodman & Eaton, P.C., Massachusetts counsel for The John W. Boynton Trust of 2006, dated such date;

(v)         Kathleen M. Curry, Esq., Massachusetts counsel for Cole Management Incorporated, dated such date;

(vi)        McDermott Will & Emery LLP, U.S. counsel for Rex Capital-RuNet Investors, L.P., dated such date;

(vii)       Hogan Lovells US LLP, counsel for the International Finance Corporation, dated such date;

(viii)      Glen D. Godfrey & Company LLP, Belize counsel for Winton Management Limited, dated such date;

(ix)         Wakefield Quin Limited, Bermuda counsel for UFG Group (Bermuda) Ltd., dated such date;

(x)          Samuels Richardson & Co, British Virgin Islands counsel for Roth Advisors Limited, dated such date;

(xi)         Karapatakis Pavlides LLC, Republic of Cyprus counsel for Kameson Management Limited, dated such date;

(xii)                       , Cayman Islands counsel for Almaz Capital Russia Fund I LP, dated such date;

(xiii)       Maples and Calder, Cayman Islands counsel for Eden Capital Fund Limited, dated such date;

(xiv)       Carey Olsen, Guernsey counsel for Cavendish Nominees Limited and Dehus Dolmen Nominees Limited, dated such date; and

(xv)        R. Frendo Randon & Associates, Isle of Man counsel for Emerald Trust, dated such date,

in each case in form and substance reasonably satisfactory to the Representatives.

(j)      The Underwriters shall have received on the Firm Closing Date an opinion of Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, dated such date, in form and substance satisfactory to the Underwriters.

(k)     The Underwriters shall have received on the Firm Closing Date an opinion of ALRUD, Russian counsel for the Underwriters, dated such date, in form and substance satisfactory to the Underwriters.

(l)      The Underwriters shall have received on the Firm Closing Date an opinion of Stibbe N.V., Dutch counsel for the Underwriters, dated such date, in form and substance satisfactory to the Underwriters.

(m)    The Underwriters shall have received, on each of the date hereof, the Firm Closing Date and each Option Closing Date, a letter dated the date hereof, the Firm Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche CIS, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on each Closing Date shall use a “cut-off date” not earlier than three calendar days prior to the date thereof.

(n)     The Underwriters shall have received, on each of the date hereof, the Firm Closing Date and each Option Closing Date, a certificate dated the date hereof, the Firm Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, signed by the Chief Executive Officer of the Company certifying the amount of the Company’s indebtedness for borrowed money and cash, cash equivalents and term deposits, in each case on a consolidated basis as of April 30, 2011.

(o)     The Representatives shall have received, on each of the date hereof, the Firm Closing Date and each Option Closing Date, a certificate dated the date hereof, the Firm Closing Date or such Option Closing Date in form and substance satisfactory to the Underwriters, signed by Mr. Arkady Volozh certifying that, on the date thereof, Mr. Arkady Volozh had (i) no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus or the Prospectus that has had, or may have, a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p)     The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company listed on Schedule IV, relating to sales and certain other dispositions of shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on each Closing Date.

(q)     The Agreements to Sell Shares and Powers of Attorney, each signed by the Selling Shareholders named in Part B of Schedule I, delivered to you on or before the date hereof, shall be in full force and effect on each Closing Date.

(r)      The Shares shall have been approved for listing on the NASDAQ Global Market, subject only to official notice of issuance.

(s)     The distribution by ru-Net B.V. of an aggregate of 10,797,672 Class A or Class B ordinary shares to the beneficiaries thereof that are Selling Shareholders, for purposes of the sale of Class A shares by such Selling Shareholders hereunder, shall have been completed prior to the Firm Closing Date.

(t)      The Representatives and counsel for the Underwriters shall have received such information, documents and opinions as the Underwriters may reasonably require for the purposes of enabling the Representatives to effect the transactions contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase Additional Shares hereunder are also subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request, including opinions of counsel to the Selling Shareholders, with respect to the good standing of the Company and the Selling Shareholders which are legal entities, the due authorization, issuance, title to and delivery of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance, title to and delivery of such Additional Shares.

7.     Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)     To furnish to you, without charge, 4 signed copies of the Registration Statement (including in each case exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (in each case without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)     Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)     To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)     Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)     If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)      If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)     To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)     To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8.     Covenants of the Selling Shareholders.  Each Selling Shareholder covenants severally and not jointly, and only with respect to itself and not any other Selling Shareholder with each Underwriter as follows:

(a)       In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance

Act of 1983 with respect to the transactions herein contemplated, such Selling Shareholder agrees to deliver to the Representatives prior to or at the Firm Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(b)      Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or would reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company or which would otherwise reasonably be expected to be deemed to constitute a violation of applicable rules and regulations regarding stabilization and market manipulation, in particular the Dutch legal provisions implementing Directive 2003/6/EC and related European Union directives and regulations.

9.     Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, (1) the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees incurred in connection with the review and qualification of the offering of the Shares by the FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Shares and all costs and expenses incident to listing the Shares on the NASDAQ Global Market, (vi) the costs and charges of any transfer agent and registrar, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section and (2) the Selling Shareholders severally agree to pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including the fees, disbursements and expenses of their respective counsels.  It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their own costs and expenses.

The provisions of this Section shall not supersede or otherwise affect any agreement that (i) the Company and the Representatives have among themselves regarding the reimbursement by the Representatives of certain expenses incurred by the Company in connection with the transactions contemplated by this Agreement or (ii) the Sellers may otherwise have for the allocation of such expenses among themselves.

10.   Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.   Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)           Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto.  The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement after deducting underwriting commissions (but before any taxes and expenses which may be payable by such Selling Shareholder).

(c)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated

therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter and furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(d)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley on behalf of the Underwriters.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)           To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by each of the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by such Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of each of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Seller or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.  The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall not be greater than such liability under Section 11(b) hereof had such indemnification been available under that Section and in all cases shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

(f)            The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)           The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12.        Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Firm Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market, the Russian Trading System Stock Exchange and the Moscow Interbank Currency Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the Netherlands or the Russian Federation shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal, New York State, the Netherlands, or Russian Federation authorities, or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.        Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Firm Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Firm Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders.  In any such case either you or the relevant

Sellers shall have the right to postpone the Firm Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, prior to the occurrence of the payment for, and delivery of, the Firm Shares solely because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14.        Dispute Resolution. Submission to Jurisdiction.  Appointment of Agent for Service.  (a) Any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement), the Time of Sale Prospectus, the Prospectus, the Registration Statements or the offering of the Shares (a “Dispute”) shall be referred to and finally resolved by (a) arbitration in accordance with Section 14(b) under the Arbitration Rules (the “Rules”) of the London Court of International Arbitration (the “LCIA Court”) or (b) at the sole option of Morgan Stanley on behalf of the Underwriters by court proceedings in accordance with Sections 14(c) and 14(d).

(b)              In relation to a Dispute being resolved by arbitration:

(i)                The arbitral tribunal shall consist of three arbitrators, each of whom shall be a member of the New York State bar. The claimant(s), irrespective of number, shall jointly nominate one arbitrator; the respondent(s), irrespective of number, shall jointly nominate the second arbitrator; and a third arbitrator, who shall serve as chairman, shall be nominated by the two arbitrators nominated by or on behalf of the claimant(s) and respondent(s).  If the third arbitrator is not so nominated within 30 days of the date of nomination of the later of the two arbitrators nominated by or on behalf of the claimant(s) and respondent(s), the third arbitrator shall be appointed by the LCIA Court;

(ii)               In the event that either the claimant(s) or respondent(s) shall fail to nominate an arbitrator within the time limits specified in the Rules, such arbitrator shall be appointed by the LCIA Court as soon as possible, preferably within 15 days of such failure.  In the event that both the claimant(s) and the respondent(s) fail to nominate an arbitrator within the time limits specified in the Rules, all 3 arbitrators shall be appointed by the LCIA Court as soon as possible, preferably within 15 days of such failure, who shall designate one of them as chairman;

(iii)              If all the parties to a Dispute so agree, there shall be a sole arbitrator appointed by the LCIA Court as soon as possible, preferably within 15 days of such agreement;

(iv)             The seat of arbitration shall be London, England and the language of the arbitration shall be English;

(v)              Where disputes arise out of or in connection with this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statements or the offering of the Shares and any other contract, agreement or understanding which, in the reasonable opinion of the first arbitral tribunal to be appointed in any of the Disputes, are so closely connected that it is expedient for them to be resolved in the same proceedings, that tribunal shall have the power to order that the proceedings to resolve the Dispute before it shall be consolidated with those to resolve any of the other disputes (whether or not proceedings to resolve those other disputes have yet been instituted), provided that no date for the final hearing of the first arbitration has been fixed. If the first tribunal so orders, the parties to each dispute which is a subject of its order shall be treated as having consented to their dispute being finally decided (a) by the tribunal who ordered the consolidation unless the LCIA Court decides that it would not be suitable or impartial (in which case by a replacement tribunal appointed in accordance with the Rules); and (b) in accordance with the procedure, at the seat and in the language specified in the arbitration agreement in the contract under which the tribunal was appointed, save as otherwise agreed by all parties to the consolidated proceedings or, in the absence of such agreement, ordered by the tribunal in the consolidated proceedings.

(c)               Before an arbitrator has been appointed by Morgan Stanley on behalf of the Underwriters to determine a Dispute, Morgan Stanley on behalf of the Underwriters may by notice in writing to the Company and/or, in the case the relevant Selling Shareholder is listed on Schedule V, to the Company, or, in the case the relevant Selling Shareholder is not so listed, to such Selling Shareholder at the address set out opposite such Selling Shareholder’s name on Schedule VI, as applicable, require that all Disputes or a specific Dispute be heard by a court of law. If Morgan Stanley on behalf of the Underwriters gives such notice, the Dispute or Disputes to which such notice refers shall be determined in accordance with Section 14(d).  For the avoidance of doubt, this Section 14(c) is for the sole benefit of the Underwriters.

(d)              This Section 14(d) applies where Morgan Stanley on behalf of the Underwriters has exercised the option to refer a Dispute to the court pursuant to Section 14(c).  Any New York State or United States Federal court sitting in The City of New York shall have non-exclusive jurisdiction to settle all Disputes and each of the Sellers irrevocably submits to the non-exclusive jurisdiction of such courts.  The Company and each Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court had been brought in an inconvenient forum.  To the extent that any Seller has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Sellers irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(e)               Each of the Sellers hereby irrevocably appoints Yandex Inc., with offices at 299 S. California Ave., Suite 200, Palo Alto, CA 94306 as its agent for service of process in any suit, action or proceeding arising out of or relating to a Dispute and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Sellers waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Sellers represents and warrants that such agent has agreed to act as its agent for service of process, and each of the Sellers agrees to take any and all action, including the filing of any and all documents and instruments and the paying of its own fees and expenses, that may be necessary to continue such appointment in full force and effect, in the case of the Company, for a period of seven (7) years from the date of this Agreement and, in the case of the Selling Shareholders, for a period of five (5) years from the date of this Agreement.  Service upon the Agent shall be deemed valid service upon the Sellers whether or not the process is forwarded to or received by the Sellers.  Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

15.        Award/Judgment Currency.  If for the purposes of obtaining judgment in any court or an arbitral award, it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given or a final and binding arbitral award is rendered. The obligation of each of the Sellers with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment or arbitral award in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Sellers agrees as a separate obligation and notwithstanding any such judgment or arbitral award, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or such Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

16.        Foreign Taxes.  All payments made by the Company and each Selling Shareholder under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature unless the Company or such Selling Shareholder is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges.  In such event, the Company or such Selling Shareholder, severally and not jointly, will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof.

17.        Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares except with respect to any agreements for the payment of expenses relating to the transactions contemplated in this Agreement between and among the parties hereto.

(b)        The Company acknowledges that in connection with the offering of the Shares:  (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

18.        Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

19.        Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

20.        Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21.        Notice.  All communications hereunder shall be in writing and effective only upon receipt and if:

(a)         to the Underwriters shall be delivered, mailed or sent to the Representatives at:

Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, United States, Attention: Legal Department;

Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, United States, Attention: General Counsel; and

Goldman, Sachs & Co., 200 West Street, New York, NY 10282, United States; Attention: Registration Department;

(b)        if to the Company, shall be delivered, mailed or sent to:

Yandex N.V.
Laan Copes van Cattenburch 52
The Hague, The Netherlands, 2585 GB
Attention:

With a copy to:

Timothy Corbett
Wilmer Cutler Pickering Hale and Dorr LLP
Alder Castle
10 Noble Street
London EC2V 7QJ
United Kingdom
Fax. +44-20-7645-2424

(c)   if to a Selling Shareholder listed in Part A of Schedule I, to the address of such Selling Shareholder indicated in Part C of Schedule I hereto; and

(d)   if to a Selling Shareholder listed in Part B of Schedule I, to the Attorneys-in-Fact appointed under the Power of Attorney at:

Yandex N.V.
Laan Copes van Cattenburch 52
The Hague, The Netherlands, 2585 GB
Attention:	Arkady Yurievich Volozh
Alexander Alexandrovich Shulgin

22.      Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow  the underwriters to properly identify their respective clients.

Very truly yours,

YANDEX N.V.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

TIGER GLOBAL HOLDING COÖPERATIEF U.A.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

INTERNATIONAL FINANCE CORPORATION

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The Selling Shareholders named in Part B of Schedule I hereto, acting severally:

By:
Name:
Title:
Attorney-in-fact for and on behalf of each of the Selling Shareholders set forth in Part B of Schedule I hereto

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

GOLDMAN, SACHS & CO.

By:
(Goldman, Sachs & Co.)

[Signature Page to Underwriting Agreement]

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold	Maximum Number of Additional Shares To Be Sold

Part A (Selling Shareholders not entering into a Power of Attorney, for the purpose of signing the Underwriting Agreement)

Part B (Selling Shareholders entering into a Power of Attorney)

Section 1

Section 2

Selling Shareholder	Number of Firm Shares To Be Sold	Maximum Number of Additional Shares To Be Sold

Section 3

Selling Shareholder	Number of Firm Shares To Be Sold	Maximum Number of Additional Shares To Be Sold

Total:	36,774,088	3,677,405

Part C (Selling Shareholder Notice Details)

Selling Shareholder	Notice Details

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Piper Jaffray & Co.
Pacific Crest Securities LLC
Total:

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued May 9, 2011

2.

III-1

SCHEDULE IV

Parties Subject to Lock-Up

Seller	Restricted Period
Company	180 days

Arkady Volozh

•           One year in respect of all of the shares he holds immediately following the offering contemplated hereby, and

•           Two years in respect of one-half of the shares he holds immediately following the offering contemplated hereby.

Ilya Segalovich	One year

Other Selling Shareholders	180 days

Other shareholders, employees, officers and directors of the Company	180 days

IV-1

EXHIBIT A

[FORM OF LOCK-UP LETTER]

                  , 2011

Morgan Stanley & Co. Incorporated

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

c/o  Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”), Deutsche Bank Securities Inc. and Goldman, Sachs & Co. (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Yandex N.V., a Dutch public limited liability company (the “Company”) and certain shareholders of the Company, providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of Class A ordinary shares of the Company. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or any other securities convertible into or exercisable or exchangeable for shares of the Company or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of the Company or any other securities convertible into or exercisable or exchangeable for shares of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares or such other securities, in cash or otherwise. The restrictions contained in the preceding sentence shall not apply to [(a) the Class A ordinary shares of the Company to be sold in the Public Offering]; (b) transactions relating to shares of the Company or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of shares of the Company or other securities acquired in such open market transactions; (c) transfers of shares of the Company or any security convertible into or exercisable or exchangeable for shares of the Company as a bona fide gift, (d) distributions of shares of the Company or any security convertible into or exercisable or exchangeable for shares of the Company to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (c) or (d), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under the Exchange Act, reporting a reduction in beneficial ownership of shares of the Company, shall be required or shall be voluntarily made during the Restricted Period referred to in the foregoing sentence, or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of the Company, provided that such plan does not provide for the transfer of shares of the Company during the Restricted Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, other than in connection with the Public Offering, (1) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of the Company or any security convertible into or exercisable or exchangeable for shares of the Company, or (2) publicly disclose the intention to do any of the foregoing.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of the Company except in compliance with the foregoing restrictions.

If:

(1)           during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)           prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley on behalf of the Underwriters that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Any dispute arising out of or in connection with this agreement shall be referred to and finally resolved by (a) arbitration in accordance with paragraph (a) below under the Arbitration Rules (the “Rules”) of the London Court of International Arbitration (the “LCIA Court”) or (b) at the sole option of Morgan Stanley on behalf of the Underwriters by court proceedings in accordance with paragraphs (b) and (c) below.

(a)           In relation to a dispute being resolved by arbitration:

(i)            The arbitral tribunal shall consist of three arbitrators, each of whom shall be a member of the New York State bar. The claimant(s), irrespective of number, shall jointly nominate one arbitrator; the respondent(s), irrespective of number, shall jointly nominate the second arbitrator; and a third arbitrator, who shall serve as chairman, shall be nominated by the two arbitrators nominated by or on behalf of the claimant(s) and respondent(s).  If the third arbitrator is not so nominated within 30 days of the date of nomination of the later of the two arbitrators nominated by or on behalf of the claimant(s) and respondent(s), the third arbitrator shall be appointed by the LCIA Court;

(ii)           In the event that either the claimant(s) or respondent(s) shall fail to nominate an arbitrator within the time limits specified in the Rules, such arbitrator shall be appointed by the LCIA Court as soon as possible, preferably within 15 days of such failure.  In the event that both the claimant(s) and the respondent(s) fail to nominate an arbitrator within the time limits specified in the Rules, all 3 arbitrators shall be appointed by the LCIA Court as soon as possible, preferably within 15 days of such failure, who shall designate one of them as chairman;

(iii)          If all the parties to a dispute so agree, there shall be a sole arbitrator appointed by the LCIA Court as soon as possible, preferably within 15 days of such agreement;

(iv)          The seat of arbitration shall be London, England and the language of the arbitration shall be English;

(v)           Where disputes arise out of or in connection with this agreement and any other contract, agreement, understanding or matter arising out of or relating to the Public Offering which, in the reasonable opinion of the first arbitral tribunal to be appointed in any of such disputes, are so closely connected that it is expedient for them to be resolved in the same proceedings, that tribunal shall have the power to order that the proceedings to resolve such dispute before it shall be consolidated with those to resolve any of the other such disputes (whether or not proceedings to resolve those other disputes have yet been instituted), provided that no date for the final hearing of the first arbitration has been fixed. If the first tribunal so orders, the parties to each dispute which is a subject of its order shall be treated as having consented to their dispute being finally decided (a) by the tribunal who ordered the consolidation unless the LCIA Court decides that it would not be suitable or impartial (in which case by a replacement tribunal appointed in accordance with the Rules); and (b) in accordance with the procedure, at the seat and in the language specified in the arbitration agreement in the contract under which the tribunal was appointed, save as otherwise agreed by all parties to the consolidated proceedings or, in the absence of such agreement, ordered by the tribunal in the consolidated proceedings.

(b)           Before an arbitrator has been appointed by Morgan Stanley on behalf of the Underwriters to determine a dispute, Morgan Stanley on behalf of the Underwriters may by notice in writing to the undersigned require that the dispute be heard by a court of law. If Morgan Stanley on behalf of the Underwriters gives such notice, the dispute shall be determined in accordance with paragraph (c) below.  For the avoidance of doubt, this paragraph (b) is for the sole benefit of the Underwriters.

(c)           This paragraph (c) applies where Morgan Stanley on behalf of the Underwriters has exercised its option to refer a Dispute to the court pursuant to paragraph (b) above.  Any New York State or United States Federal court sitting in The City of New York shall have non-exclusive jurisdiction to settle all disputes relating to this agreement and the undersigned irrevocably submits to the non-exclusive jurisdiction of such courts.  The undersigned irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court had been brought in an inconvenient forum.  To the extent that undersigned has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the undersigned irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

References to “Morgan Stanley on behalf of the Underwriters” shall refer to Morgan Stanley acting with the written agreement of Deutsche Bank Securities Inc. and Goldman, Sachs & Co.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

This agreement is being executed in both English and Russian. In the event of any dispute, the English version will control.

Very truly yours,

If the signatory is an individual, please sign and print your name to the right.

Print Name

Signature

Address

If the signatory is an entity that is not an individual, please print the legal name of the entity and have an authorized person sign.		Print name of entity:

By:
Name:
Title:

Address

EXHIBIT B

SUBSIDIARIES

Subsidiary	Percentage Direct or Indirect Ownership
Yandex LLC (Russia)	100% (direct)
PS Yandex.Money LLC (Russia)	100% (direct)
Yandex Inc. (Delaware)	100% (direct)
Yandex Europe B,V. (the Netherlands)	100% (direct)
GIS Technology LLC (Russia)	99.9% (indirect, through Yandex LLC)
Yandex, Ukraine LLC (Ukraine)	99.9% (indirect, through Yandex LLC)
Awaps LLC (Russia)	99.9% (indirect, through Yandex LLC)
Yandex, Probki LLC (formerly Smilink LLC) (Russia)	100% (indirect, through Yandex LLC and GIS Technology LLC)

B-1